Back to Form 8-K	Exhibit 10.4

AMENDMENT #15 TO CONTRACT NO. 0654 BETWEEN
GEORGIA DEPARTMENT OF COMMUNITY HEALTH AND
WELLCARE OF GEORGIA, INC.

This Amendment is between the Georgia Department of Community Health (hereinafter referred to as "DCH" or the "Department") and WellCare of Georgia, Inc. (hereinafter referred to as "Contractor") and is made effective upon the date signed by the DCH Commissioner (hereinafter referred to as the "Effective Date"). Other than the changes, modifications and additions specifically articulated in this Amendment #15 to Contract #0654, the Contract, as amended, shall remain in effect and binding on and against DCH and Contractor. Unless expressly modified or added in this Amendment #15, the terms and conditions of the Contract and its previous amendments are expressly incorporated into this Amendment #15 as if completely restated herein.

WHEREAS, DCH and Contractor executed a contract for the provision of services to members of the Georgia Families Program;

WHEREAS, DCH pays Contractor a per member per month capitation rate for each Georgia Families member enrolled in the Contractor's plan;

WHEREAS, DCH has sought permission from the Centers for Medicare and Medicaid Services (hereinafter referred to as "CMS") to revise the capitation rates payable to contractor for State Fiscal Year 2013; and

WHEREAS, pursuant to Section 32.0, Amendments in Writing, DCH and Contractor desire to amend the above-referenced Contract by modifying the funding as set forth below.

NOW THEREFORE, for and in consideration of the mutual promises of the Parties, the terms, provisions and conditions of this Amendment and other good and valuable consideration, the sufficiency of which is hereby acknowledged, DCH and Contractor hereby agree as follows:

I.
Upon receiving written notice from CMS indicating that agency's approval of the revised capitation rates to be effective for SFY 2013 (July 1, 2012 to June 30, 2013), the parties shall delete the current Attachment H, Capitation Payment, in its entirety and replace it with the new Attachment H, Capitation Payment, contained at Exhibit 1 to this Amendment.  In the event CMS disapproves revision of the capitation rates as described herein, this amendment shall have no effect. DCH shall notify Contractor in writing upon receipt of the CMS decision regarding the revision of the capitation rates.

II.
By execution of this amendment, contractor hereby releases DCH, the State of Georgia, its agencies and instrumentalities, and each of its current or former officers, directors, and employees, in individual and official capacities, including but not limited to, the State’s self-insurance funds and insurance from any and all obligations to pay, liability, damages, claims, actions, sums of money due, attorneys’ fees, court costs, expenses, in law or in equity, contract or tort, known or unknown, which Contractor might have asserted, might now assert, or might later assert in any way relating to, arising out of, or

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in connection with the underpayment of capitation rates caused by duplicate member enrollment records (:Member Merge”) that occurred between January 1, 2006 through June 30, 2010.

III.
Contractor warrants that it has not assigned or otherwise transferred the released claims identified in Section II of this Amendment for compensation; that it owns the right to payment free of any third party claim or encumbrance; and that it is solvent and not in threat of bankruptcy, receivership or other proceeding for debtor relief.

IV.	To modify Section 22.5, Termination for Insufficient Funding, by deleting the section in its entirety and replacing it with the following language:

In the event that federal and/or State funds to finance this Contract are insufficient or otherwise unavailable, DCH, at its sole discretion, may terminate the Contract immediately.  DCH shall provide prompt written notice of such termination.  Subject to the availability of funds, the Contractor shall be entitled to receive, and shall be limited to, just and equitable compensation for any satisfactory authorized work performed as of the termination date.  The certification by DCH of the events stated above shall be conclusive and not subject to appeal.

V.
DCH and Contractor agree that they have assumed an obligation to perform the covenants, agreements, duties and obligations of the Contract, as modified and amended herein, and agree to abide by all the provisions, terms and conditions contained in the Contract as modified and amended.

VI.
This Amendment shall be binding and inure to the benefit of the parties hereto, their heirs, representatives, successors and assigns. Whenever the provisions of this Amendment and the Contract are in conflict, the provisions of this Amendment shall take precedence and control.

VII.
It is understood by the Parties hereto that, if any part, term, or provision of this Amendment or this entire Amendment is held to be illegal or in conflict with any law of this State, then DCH, at its sole option, may enforce the remaining unaffected portions or provisions of this Amendment or of the Contract and the rights and obligations of the parties shall be construed and enforced as if the Contract or Amendment did not contain the particular part, term or provision held to be invalid.

VIII.	This Amendment shall become effective as stated herein and shall remain effective for so long as the Contract is in effect.

IX.	This Amendment shall be construed in accordance with the laws of the State of Georgia.

X.	All other terms and conditions contained in the Contract and any amendment thereto, not amended by this Amendment, shall remain in full force and effect.

SIGNATURES ON THE FOLLOWING PAGE

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SIGNATURE PAGE

IN WITNESS WHEREOF, DCH and Contractor, through their authorized officers and agents, have caused this Amendment to be executed on their behalf as of the date indicated.

GEORGIA DEPARTMENT OF COMMUNITY HEALTH

/s/David A. Cook	1/18/13
David A. Cook, Commissioner	Date

/s/Jerry Dubberly	1/17/13
Jery Dubberly, Medicaid Division Chief	Date

WELLCARE OF GEORGIA, INC.

BY:	/s/David McNichols	Jan 14, 2013
Signature

David McNichols
Print/Type Name

Presient
*TITLE

* Must be President, Vice President, CEO or Other Officer Authorized to Execute on Behalf of and Bind the Entity to a Contract

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EXHIBIT 1

CONFIDENTIAL - NOT FOR CIRCULATION
ATTACHMENT H

Attachment H is a table displaying the contracted rates by rate cell for each contracted region. These rates will be the basis for calculating capitation payments in each contracted Region.

(The table is displayed on the following page.)

*(THE FOLLOWING TWO PAGES CONTAIN A TABLE OF THE CAPITATION RATES PAYABLE TO WELLCARE OF GEORGIA, INC. WITH RESPECT TO MEMBERS ENROLLED IN ITS MEDICAID PLAN. IT HAS BEEN OMMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION)*

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(OMITTED)

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